As filed with the Securities and Exchange Commission on November 18, 2002. Registration No. 333-97869

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                                  -------------

                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------

                                 BILLSERV, INC.
             (Exact name of registrant as specified in its charter)

         NEVADA                                         98-0190072
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                       211 North Loop 1604 East, Suite 200
                            San Antonio, Texas 78232
                                  210.402.5000
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  -------------

                               MARSHALL N. MILLARD
              Secretary, Senior Vice President and General Counsel
                                 Billserv, Inc.
                       211 North Loop 1604 East, Suite 200
                            San Antonio, Texas 78232
                                  210.402.5000
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             TIMOTHY N. TUGGEY, ESQ.
                           Loeffler Jonas & Tuggey LLP
                          755 East Mulberry, Suite 200
                            San Antonio, Texas 78212
                                  210.354.4300

--------------------------------------------------------------------------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
Title of each class of       Amount to be        Proposed maximum          Proposed            Amount of
   securities to be           registered        offering price per     maximumaggregate     Registration Fee
      registered                                      share             offering price
-------------------------------------------------------------------------------------------------------------
Common Stock                  3,846,154(1)            $ 0.90              $3,461,539
-------------------------------------------------------------------------------------------------------------
Common Stock                    150,000(3)            $0.936              $  140,400(4)
-------------------------------------------------------------------------------------------------------------
Common Stock                     50,000(3)            $0.975              $   48,750(4)
-------------------------------------------------------------------------------------------------------------
Common Stock                    100,000(3)            $ 1.17              $  117,000(4)
-------------------------------------------------------------------------------------------------------------
Total Offering =              4,146,154                                   $3,767.689              $346.63(2)
-------------------------------------------------------------------------------------------------------------

(1) Represents 200% of our good faith estimate of the number of shares that are issuable to the selling security holder following the conversion of interest and/or principal of a convertible note held by the selling security holder or our payment of the interest and/or principal of the convertible note held by the selling security holder with shares of our common stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. The calculation of the registration fee is based on the average of the high and low prices for our common stock on August 7, 2002 as quoted through the NASDAQ National Market.

(3) Represents the number of shares that may be sold by the selling security holder following the exercise of a warrant.

(4) Pursuant to Rule 457(g), calculated based upon the exercise price of the warrant.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(A) of The Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(A), may determine.
--------------------------------------------------------------------------------

                       211 North Loop 1604 East, Suite 200
                            San Antonio, Texas 78232
                                  210.402.5000

                                 Billserv, Inc.

                                4,146,154 SHARES
                                  COMMON STOCK

Our common stock is traded on the NASDAQ National Market under the symbol "BLLS." On November 13, 2002, the closing bid quotation for the common stock was $0.48. Our stock may be delisted bythe NASDAQ National Market. See "Risk Factors" beginning on page 1. Delisting could negatively affect our stock price.

This prospectus covers the resale of a total of up to 4,146,154 shares of our common stock that may be issued pursuant to a convertible note and warrant that were issued to the selling security holder in exchange for a $1.5 million financing. See "Recent Transactions" below for additional details of this transaction. The shares covered by this prospectus are being offered by the selling security holder. Therefore, we will not receive proceeds from the sale of shares. The selling stockholder is deemed an underwriter of the shares of common stock, which it is offering.

The number of shares registered here represents 200% of our good faith estimate of the number of shares that are issuable to the selling security holding following the conversion of principal and interest of a convertible note held by the selling security holder. If all of these shares are actually issued, the selling security holder would own 20.14% of the outstanding shares of Billserv, at an average acquisition cost of $0.36 per share. Buying shares of our common stock involves a high degree of risk. See "Risk Factors" beginning on page 1 of this prospectus for a discussion of certain factors that should be considered by prospective purchasers of shares of our common stock.

Neither The Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sales is not permitted.

                The date of this prospectus is November 15, 2002.

                                TABLE OF CONTENTS

                                                                            Page
PART 1

AVAILABLE INFORMATION..........................................................1

SUMMARY OF THE OFFERING........................................................1

RISK FACTORS...................................................................1

THE COMPANY....................................................................8

USE OF PROCEEDS................................................................9

RECENT TRANSACTIONS............................................................9

THE SELLING SECURITY HOLDER...................................................10

PLAN OF DISTRIBUTION..........................................................10

LEGAL MATTERS.................................................................11

EXPERTS.......................................................................12

WHERE YOU CAN FIND MORE INFORMATION...........................................12

PART 2

INFORMATION NOT REQUIRED IN PROSPECTUS........................................12

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION..........................12

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS............................13

ITEM 16. EXHIBITS.............................................................13

ITEM 17. UNDERTAKINGS.........................................................13

SIGNATURES....................................................................14

POWER OF ATTORNEY.............................................................15

EXHIBIT INDEX.................................................................16

OPINION OF COUNSEL............................................................17

CONSENT OF INDEPENDENT AUDITORS...............................................19

PART I

AVAILABLE INFORMATION

Prior to filing the registration statement on Form S-3 of which this Prospectus is a part, the Company has been subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As such, Billserv, Inc. is a "reporting company."

The Company has filed with the Commission a registration statement on Form S-3 of which this Prospectus is a part. This registration statement or any part thereof, together with all other reports and other information filed by Billserv, Inc. may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W., Judiciary Plaza, Washington, D.C. 20549. Copies of such material may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

SUMMARY OF THE OFFERING

This prospectus covers the resale of a total of up to 4,146,154 shares of our common stock that may be issued pursuant to a convertible note and warrant that were issued to the selling security holder in exchange for a $1.5 million loan to the Company. See "Recent Transactions" below for additional details of this transaction. The selling security holder may from time to time sell any or all of the shares of common stock on any stock exchange, market or trading facility in which the shares are traded, or in private transactions. These sales may be at fixed or negotiated prices. See "Plan of Distribution" below for additional details of subsequent sales of the shares offered hereby. The Company intends to furnish its shareholders with annual reports containing audited financial statements certified by its independent public accountants and quarterly reports containing unaudited financial statements for each of the first three quarters of each fiscal year.

RISK FACTORS

An investment in the securities is speculative and involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in the securities. You should only purchase the securities if you can afford to lose your entire investment. The risks described below may not be the only risks facing the Company. The Company's management has identified all known risks.

WE MAY NOT CONTINUE TO EXIST AS A GOING CONCERN.

Due to a material shortfall from anticipated revenues and the inability to access its funds held as collateral to guarantee certain executive margin loans, the Company believes that its current available cash and cash equivalents and investment balances along with anticipated revenues may be insufficient to meet its anticipated cash needs for the foreseeable future. Accordingly, the Company reduced its workforce by 36 employees in November 2002 and is currently aggressively pursuing strategic alternatives, including investment in or sale of the Company. The sale of additional equity or convertible debt securities would result in additional dilution to the Company's stockholders, and debt financing, if available, may involve restrictive covenants which could restrict operations or finances. There can be no assurance that financing will be available in amounts or on terms acceptable to the Company, if at all. If the Company cannot raise funds, on acceptable terms, or achieve positive cash flow, it may not be able to continue to exist, conduct operations, grow market share, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements, any of which would negatively impact its business, operating results and financial condition.

WE ARE NOT CERTAIN THAT WE CAN OBTAIN ADDITIONAL CAPITAL TO MEET FUTURE REQUIREMENTS.

The Company currently plans to meet its capital requirements primarily through issuance of equity securities, equipment leasing and new borrowing arrangements, and in the longer term, revenue from operations. If current cash, marketable securities and cash that may be generated from operations are insufficient to satisfy liquidity requirements, the Company may seek to sell additional equity or secure borrowings. The sale of additional equity or convertible debt securities would result in additional dilution to the Company's stockholders, and debt financing, if available, may involve restrictive covenants which could restrict their operations or finances. There can be no assurance that financing will be available in amounts or on terms acceptable to the Company, if at all. If the Company cannot raise funds, on acceptable terms, wemay not be able to continue to exist, expand our operation, grow market share, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements, any of which would negatively impact ourbusiness, operating results and financial condition.

WE ARE NOT PROFITABLE AND WE MAY NEVER BE PROFITABLE.

The Company was organized in 1998 and began operations as a public company in 1999 offering electronic billing services to other companies. The Company has not been profitable since inception and may never achieve profitability. Through September 30, 2002, the Company's accumulated deficit was $42.5 million. Therefore, all information included herein may not necessarily reflect the results of operations, financial position and cash flows of the Company in the future.

WE ARE NOT CERTAIN THAT ELECTRONIC COMMERCE WILL GROW AND OBTAIN CONSUMER ACCEPTANCE.

The electronic commerce market is a relatively new and growing service industry. If the electronic commerce market fails to grow or grows slower than anticipated, or if the Company, despite an investment of significant resources, is unable to adapt to meet changing customer requirements or technological changes in this emerging market, or if the Company's services and related products do not maintain a proportionate degree of acceptance in this growing market, the Company's business, operating results, and financial condition could be materially adversely affected. Additionally, the security and privacy concerns of existing and potential customers may inhibit the growth of the electronic commerce market in general, and the Company's customer base and revenues in particular. Similar to the emergence of the credit card and automatic teller machine ("ATM") industries, the Company and other organizations serving the electronic commerce market must educate users that electronic transactions use encryption technology and other electronic security measures that make electronic transactions more secure than paper-based transactions. While the Company believes that it is utilizing proven applications designed for premium data security and integrity to process electronic transactions, there can be no assurance that the Company's use of such applications will be sufficient to address the changing market conditions or the security and privacy concerns of existing and potential customers. Adverse publicity raising concerns about the safety or privacy of electronic transactions, or widely reported breaches of the Company's or another providers' security, have the potential to undermine consumer confidence in the technology and thereby have a materially adverse effect on the Company's business. In addition, there can be no guarantee that the Internet will continue to grow in acceptance or maintain its reliability, or that new technologies might supplant the Internet in part or in whole.

OUR SUCCESS DEPENDS ON WIDE USE OF ELECTRONIC BILL PAYMENT.

The Company's future financial performance will be materially affected by the percentage of bill payments which can be cleared electronically. As compared with making payment by paper check or by draft, the Company believes that electronic payments: (i) cost much less to complete; (ii) give rise to fewer errors, which are costly to resolve; and (iii) generate far fewer customer inquiries and therefore consume fewer customer care resources. Accordingly, the Company's inability to continue to decrease the percentage of remittances effected by paper documents will result in flat or decreased margins, and a reversal of the current trend toward a smaller proportion of paper-based payments would have a material adverse effect upon the Company's business, operating results, and financial condition.

WE MAY NOT BE ABLE TO ADAPT RAPIDLY TO TECHNOLOGICAL CHANGE.

The Company's success is highly dependent on its ability to develop new and enhanced services, and related products that meet changing customer requirements. The market for the Company's services, however, is characterized by rapidly changing technology, evolving industry standards, emerging competition and frequent new and enhanced software, service and related product introductions. In addition, the software market is subject to rapid and substantial technological change. The Company, to remain successful, must be responsive to new developments in hardware and semiconductor technology, operating systems, programming technology and computer capabilities. In many instances, the new and enhanced services, products, and technologies are in the emerging stages of development and marketing, and are subject to the risks inherent in the development and marketing of new software, services, and products. The Company may not successfully identify new service opportunities, and develop and bring new and enhanced services and related products to market in a timely manner; there can be no assurance that any such services, products or technologies will develop or will be commercially successful, that the Company will benefit from such developments or that services, products, or technologies developed by others will not render the Company's services, and related products noncompetitive or obsolete. If the Company is unable, for technological or other reasons, to develop and introduce new services and products in a timely manner in response to changing market conditions or customer requirements, or if new or enhanced software, services and related products do not achieve a significant degree of market acceptance, the Company's business, operating results and financial condition would be materially adversely affected.

FEDERAL REGULATION OF ELECTRONIC COMMERCE AND FINANCIAL SERVICES COULD SUBSTANTIALLY INCREASE OUR COSTS OF COMPLIANCE.

Management believes that the Company is not required to be licensed by the Office of the Comptroller of the Currency, the Federal Reserve Board, or other federal or state agencies that regulate or monitor banks or other types of providers of electronic commerce services. There can be no assurance that a federal or state agency will not attempt to regulate providers of electronic commerce services, such as the Company, which could impede the Company's ability to do business in the regulator's jurisdiction. The Company is subject to various laws and regulations relating to commercial transactions generally, such as the Uniform Commercial Code, and may also be subject to the electronic funds transfer rules embodied in Regulation E, promulgated by the Federal Reserve Board. Given the expansion of the electronic commerce market, it is possible that the Federal Reserve might revise Regulation E or adopt new rules for electronic funds transfer affecting users other than consumers. Because of growth in the electronic commerce market, Congress has held hearings on whether to regulate providers of services and transactions in the electronic commerce market, and it is possible that Congress or individual states could enact laws regulating the electronic commerce market. If enacted, such laws, rules and regulations could be imposed on the Company's business and industry and could have a material adverse effect on the Company's business, operating results, and financial condition.

WE COULD LOSE ACCESS TO THE ELECTRONIC FUNDS TRANSFER SYSTEM THAT WE NEED TO RUN OUR BUSINESS.

Billserv has a contractual relationship with Bank One, which is an Originating Depository Financial Institution ("ODFI") in the Automated Clearinghouse (ACH) Network. The ACH Network is a nationwide batch-oriented electronic funds transfer system that provides for the interbank clearing of electronic payments for participating financial institutions. An ODFI is a participating financial institution that must abide by the provisions of the ACH Operating Rules and Guidelines. Through its relationship with Bank One, Billserv is able to process payment transactions on behalf of its customers and their consumers by submitting payment instructions to Bank One in a prescribed ACH format. Billserv pays volume-based fees to Bank One for debit and credit transactions processed through Bank One each month, and pays fees for other transactions such as returns, notices of change to bank accounts, test debits, file transmission and depository fees. These fees are part of Billserv's cost structure. If the Federal Reserve rules were to change to restrict or modify access to the ACH, the Company's business could be materially adversely affected.

OUR BUSINESS IS INTENSELY COMPETITIVE.

Portions of the electronic commerce market are becoming increasingly competitive. The Company expects to face significant competition in all areas of the EBPP market. Although few companies have focused their efforts as service bureau consolidators in the EBPP industry, the Company expects that new service bureau companies will emerge and compete for billers of all sizes. The Company further believes that software providers, consumer front ends, banks and Internet portals will provide increasingly competitive billing offerings for billers of all sizes. In addition, a number of banks have developed, and others in the future may develop, home banking services in-house. The Company believes that banks will also compete for the EBPP business of billers.

The Company expects competition to increase from both established and emerging companies and that such increased competition could result in reduced transaction pricing that could materially adversely affect the Company's business, operating results and financial condition.

Moreover, the Company's current and potential competitors, many of whom have greater financial, technical, marketing, and other resources than the Company, may respond more quickly than the Company to new or emerging technologies or could expand to compete directly against the Company in any or all of its target markets. Accordingly, it is possible that current or potential competitors could rapidly acquire market share. There can be no assurance that the Company will be able to compete against current or future competitors successfully or that competitive pressures faced by the Company will not have a material adverse effect on its business, operating results and financial condition.

WE DEPEND ON KEY PERSONNEL.

The Company's success depends to a significant degree upon the continued contributions of its key management, marketing, service and related product development and operational personnel, including its Chairman and Chief Executive Officer, Michael R. Long; its President and Chief Operating Officer, Louis A. Hoch; and its Chief Marketing Officer, Tony Diamond. All of these key personnel are under contract with the Company. However, the Company has not obtained key man insurance on any of these individuals. The Company's operations could be affected adversely if, for any reason, any of these officers ceased to be active in the Company's management. The Company maintains proprietary nondisclosure and non-compete agreements with all of its key employees. The success of the Company depends to a large extent upon its ability to retain and continue to attract highly skilled personnel. Competition for employees in the electronic commerce industry is intense, and there can be no assurance that the Company will be able to attract and retain enough qualified employees. If the Company experiences significant growth, it may become increasingly difficult to hire, train and assimilate the new employees needed.

The Company's inability to retain and attract key employees could have a material adverse effect on the Company's business, operating results, and financial condition. To date, the Company has not experienced any of these difficulties.

OUR QUARTERLY RESULTS MAY FLUCTUATE SUBSTANTIALLY.

The Company's quarterly results of operations may fluctuate significantly as a result of a number of factors, including changes in the Company's pricing policies or those of its competitors, relative rates of acquisition of new customers, delays in the introduction of new or enhanced services, software and related products by the Company or by its competitors or market acceptance of such services and products, other changes in operating expenses, personnel changes and general economic conditions. These factors will impact the Company's operating results. Fluctuations in operating results could result in volatility in the price of the Company's common stock.

PRODUCT DEFECTS COULD NEGATIVELY AFFECT OUR BUSINESS.

The software products utilized by the Company could contain errors or "bugs" that could adversely affect the performance of services or damage a user's data. In addition, as the Company increases its share of the electronic commerce services market, software reliability and security demands will increase. The Company attempts to limit its potential liability for warranty claims through SAS 70 technical audits and limitation-of-liability provisions in its customer agreements. There can be no assurance that the measures taken by the Company will prove effective in limiting the Company's exposure to warranty claims. Despite the existence of various security precautions, the Company's computer infrastructure may also be vulnerable to viruses or similar disruptive problems caused by its customers or third parties gaining access to the Company's processing system.

EROSION OF REVENUE FROM SERVICES WOULD ADVERSELY AFFECT OUR BUSINESS.

One of the Company's customers that accounted for approximately 23% and 40% of total consolidated revenues for the years ended December 31, 2001 and 2000, respectively, is planning to develop an in-house EBPP offering during 2002. To the extent that this potential loss of revenue is not mitigated by fees generated from consulting services provided to this customer related to the transition of their EBPP capabilities to an in-house offering, the Company's revenues and profits will be adversely affected. The profitability of the Company's business depends, to a substantial degree, upon billers electing to continue to periodically renew contracts and receive services under existing contracts. In the event that a substantial number of these customers were to decline to renew these contracts or choose to discontinue receiving services for any reason, the Company's revenues and profits would be adversely affected. Sales of the Company's services are dependent upon customer demand for the services, which is affected by pricing decisions, the competition of similar products and services, and reputation of the products and services for performance. Most of the Company's services are likely to be sold within the utilities and financial services industries, and poor performance by the Company in performing its services has the potential to undermine the Company's reputation and affect future sales of other services. A substantial decrease in revenue from services would have a material adverse effect upon the Company's business, operating results, and financial condition.

WE FACE RISK OF LOSS FROM RETURNED TRANSACTIONS, MERCHANT FRAUD OR ERRONEOUS TRANSMISSIONS.

The Company relies upon the Federal Reserve's ACH for electronic fund transfers and conventional paper check and draft clearing systems for settlement of payments by check or drafts. In its use of these established payment clearance systems, the Company generally bears the same credit risks normally assumed by other users of these systems arising from returned transactions caused by insufficient funds, stop payment orders, closed accounts, frozen accounts, unauthorized use, disputes, theft or fraud. In addition, the Company also assumes the risk of merchant fraud and transmission errors when it is unable to have erroneously transmitted funds returned by an unintended recipient. Merchant fraud includes such actions as inputting false sales transactions or false credits.

SYSTEMS FAILURE WOULD DISRUPT OUR BUSINESS.

The Company's operations are dependent on its ability to protect its computer equipment against damage from fire, earthquake, power loss, telecommunications failure or similar event. Any damage or failure that causes interruptions in the Company's operations could have a material adverse effect on the Company's business, operating results, and financial condition. The Company's property and business interruption insurance may not be adequate to compensate the Company for all losses that may occur.

WE HAVE ONLY LIMITED PROTECTION OF PROPRIETARY SERVICES.

The Company regards some of its services as proprietary and relies primarily on a combination of trademark and trade secret laws, employee and third party non-disclosure agreements, and other intellectual property protection methods to protect its services. Existing intellectual property laws afford only limited protection, and it may be possible for unauthorized third parties to copy the Company's services and related products or to reverse engineer or obtain and use information that the Company regards as proprietary. There can be no assurance that the Company's competitors will not independently develop services and related products that are substantially equivalent or superior to those of the Company.

WE MAY BE DELISTED BY THE NASDAQ NATIONAL MARKET.

The Company and its stockholders benefit from identification with NASDAQ National Market as a high caliber market. The Company received notification from NASDAQ that its stock is subject to delisting in late November 2002 if listing maintenance requirements are not met. We are not certain that we will meet these requirements. In the event that the Company's shares are delisted, the liquidity and price of our common stock may be negatively affected.

PENNY STOCK DISCLOSURE REQUIREMENTS MAY DISCOURAGE TRADING OF OUR STOCK.

Our stock may be subject to penny stock rules which regulate broker-dealer use of mail or any other instrument of interstate commerce in penny stock transactions. The penny stock rules also require broker-dealers to provide the customer with comprehensive risk disclosure documents. As a result, a high burden is placed on broker-dealers to discourage penny stock trades. Because we rely on broker-dealers for our stock sales, we may not be able to promote our stock adequately. These rules could discourage sales of the Company's stock.

OUR STOCK PRICE MAY FLUCTUATE SIGNIFICANTLY.

The market price of the Company's common stock is subject to significant fluctuations in response to variations in quarterly operating results, the failure of the Company to achieve operating results consistent with securities analysts' projections of the Company's performance, and other factors. The stock market has experienced extreme price and volume fluctuations and volatility that has particularly affected the market prices of many technology, emerging growth, and developmental stage companies. Since the Company becomes a "reporting company", its stock price has fluctuated to a high of approximately three times its opening trading price in December 1999 and a low of approximately one-third of such price. To illustrate, and as a comparison with broader market fluctuations, the table set forth below indicates this volatility in years 2000 and 2001, indexed to the NASDAQ Composite.

----------------------------------------------------------------------------
                                   12/31/99      6/30/00        12/31/00
----------------------------------------------------------------------------
BILLSERV                           100           283            32
----------------------------------------------------------------------------
NASDAQ COMPOSITE                   100           112            55
----------------------------------------------------------------------------

----------------------------------------------------------------------------
                                   12/31/99      6/30/00        12/31/00
----------------------------------------------------------------------------
BILLSERV                           100           80             42
----------------------------------------------------------------------------
NASDAQ COMPOSITE                   100           84             76
----------------------------------------------------------------------------

Factors such as announcements of the introduction of new or enhanced services or related products by the Company or its competitors, announcements of joint development efforts or corporate partnerships in the electronic commerce market, market conditions in the technology, banking, telecommunications and other emerging growth sectors, and rumors relating to the Company or its competitors may have a significant impact on the market price of the Company's common stock.

OUR PRINCIPAL STOCKHOLDERS EXERCISE SIGNIFICANT INFLUENCE OVER OUR COMPANY.

As of September 30, 2002, the directors and officers of the Company and their affiliates collectively own approximately 9% of the outstanding shares of the Company's common stock. As a result, these stockholders are able to exercise significant influence over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may have the effect of delaying or preventing a change in control of the Company.

FUTURE SALES OF OUR SHARES MAY ADVERSELY AFFECT OUR STOCK MARKET PRICE.

As of September 30, 2002, the Company has 20,603,799 shares of common stock outstanding. If the Company needs future equity financing to meet its operational and strategic requirements, future equity financing may have a significant dilutive effect on the Company's stock price.

CERTAIN ANTI-TAKEOVER PROVISIONS; PROVISIONS OF NEVADA LAW; CERTIFICATE OF INCORPORATION, BYLAWS, AND STOCKHOLDER RIGHTS PLAN, MAY DISCOURAGE CORPORATE ACTIONS.

On October 4, 2000, the Company approved a stockholder rights plan to protect stockholders in the event of an unsolicited attempt to acquire the Company in manner that would not be in the best interests of its stockholders. This stockholders rights plan could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company.

The Company's Board of Directors is also classified into three classes of directors serving staggered three-year terms. Such classification of the Board of Directors expands the time required to change the composition of a majority of directors and may tend to discourage a proxy contest or other takeover bid for the Company. The issuance of common stock under a stockholder rights plan could decrease the amount of earnings and assets available for distribution to the holders of the Company's common stock or could adversely affect the rights and powers, including voting rights, of the holders of the Company's common stock. In certain circumstances, such issuance could have the effect of decreasing the market price of the Company's common stock.

IT MAY BE DIFFICULT TO MANAGE OUR GROWTH.

The Company may experience a period of rapid growth that could place a significant strain on its resources. The Company is at risk if the management is unable to manage growth effectively. We may, for instance, need to make new investments in equipment and personnel if consumer adoption rates of electronic bill presentment and payment increase substantially. Any such personnel deficiencies must be addressed by hiring needed personnel in a potentially high demand market; computer infrastructure, financial systems and controls must all be expanded and improved with the risk that time delays and increased costs will not be offset by future profits.

FUTURE ACQUISITIONS COULD ADVERSELY AFFECT OUR BUSINESS.

In the future, the Company may pursue acquisitions of complementary service or product lines, technologies, or businesses. Future acquisitions by the Company could result in potentially dilutive issuance of equity securities, the incurrence of debt and contingent liabilities, and amortization expenses related to goodwill and other intangible assets, any of which could materially adversely affect the Company's business, operating results, and financial condition. In addition, acquisitions involve numerous risks, including difficulties in the assimilation of the operations, technologies, services, and products of the acquired companies, the diversion of management's attention from other business concerns, risks of entering markets in which the Company has no or limited direct prior experience, and the potential loss of key employees of the acquired company. From time to time, the Company evaluates potential acquisitions of businesses, services, products, or technologies. The Company has no present commitments or agreements with respect to any material acquisition of other businesses, services, products, or technologies. In the event that such an acquisition was to occur, however, there can be no assurance that the Company's business, operating results, and financial condition would not be materially adversely affected.

IT IS UNLIKELY THAT WE WILL PAY DIVIDENDS.

The Company has paid no cash dividends and has no present plan to pay cash dividends, intending instead to reinvest its earnings, if any. However, payment of future cash dividends will be determined from time to time by its board of directors, based upon its future earnings, financial condition, capital requirements and other factors. The Company is not presently subject to any restriction on its present or future ability to pay such dividends.

WE DEPEND UPON CONTRACTS WITH BILLERS.

The Company depends upon its agreements with customers that process billing information. There can be no assurance that any of our customers will maintain their relationships with us. Our customers could for a variety of reasons choose to work with our competitors or develop an in-house electronic billing process. There can be no assurance that we will maintain all of our customer relationships, notwithstanding the existence of service contracts.

WE DEPEND UPON CONTRACTS WITH TRADING PARTNERS.

The Company's business is dependent upon executing and maintaining agreements with distribution and payment partners such as CheckFree Services Corporation and Paymentech, Inc. to provide dependable financial services for customers of billers. Such financial services include ACH processing through the customer's bank and delivery of good funds to the Company for remittance to the billers. There can be no assurance that any of the distribution or payment partners will be able to perform under these agreements in the future.

WE ANTICIPATE SIGNIFICANT BILLING SYSTEM EXPENDITURES.

To facilitate and support the growth anticipated in its business, the Company plans to make certain expenditures in its operations over the next one to three years. These expenditures are expected to be made in the areas of software development, licensing, hardware and related staffing. The Company believes that it will be able to fund these expenditures with internally generated funds and financing, but there can be no assurance that such funds will be generated or spent in these areas.

OUR FORWARD LOOKING STATEMENTS MAY PROVE INACCURATE.

This private placement memorandum contains certain forward-looking statements and information relating to the Company that are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. When used in this document, the words "anticipate," "believe," "estimate," "expect," and "intend" and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions, including the risk factors described in this private placement memorandum. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended.

THE COMPANY

We provide electronic bill presentment and payment ("EBPP") and related services to companies generating recurring paper-based bills. EBPP is the process of sending bills to consumers securely through the Internet and processing Internet payment of bills utilizing an electronic transfer of funds.

Our service offering allows companies to outsource their electronic billing process, providing them a single point of contact for developing, implementing and managing their EBPP process. We offer services to consolidate customer billing information and then securely deliver an electronic bill to the biller's own Billserv-hosted payment Web site, the consumer's e-mail inbox and numerous Internet bill consolidation

Web sites, such as those sponsored by financial institutions. Our EBPP services allow billers to establish an interactive, online relationship with their consumers by integrating Internet customer care and direct marketing with the electronic bill. We provide professional services to assist with the implementation and maintenance of an electronic billing offering. In addition, we offer consumer marketing support to assist billers in encouraging their consumers to switch from paper to electronic billing.

Our stock is traded on the NASDAQ National Market under the symbol BLLS. Our corporate offices are located at 211 North Loop 1604 East, Suite 200, San Antonio, Texas, 78232. Our phone number is (210) 402-5000.

USE OF PROCEEDS

The shares covered by this prospectus are being offered by the selling security holder and not by us. Therefore, we will not receive proceeds from the sale of shares.

RECENT TRANSACTIONS

On July 25, 2002, the Company executed a financing agreement with Laurus Master Fund, Ltd. in exchange for proceeds of a $1.5 million convertible note bearing interest at 7% annually and a three-year warrant to purchase 300,000 shares of the Company's common stock at exercise prices of $0.936 for the first 150,000 shares, $0.975 for the next 50,000 shares, and $1.17 for the remaining 100,000 shares. The Company issued this stock under exemption available through Rule 506 of Regulation D. The Company received proceeds of $1.5 million before closing costs and a management fee to the selling shareholder of approximately $159,432. The Company intends to use the proceeds of the note to support general corporate purposes and operations.

Laurus may convert the convertible note at any time into shares of our common stock at a fixed conversion price of $0.78, subject to certain restrictions in the purchase agreement. We may pay the principal and interest on the convertible note, which has a one-year term, in cash, shares of our common stock or a combination of cash and stock, except prior to the date of this prospectus we must make such payments solely in cash unless Laurus consents to payment in stock. If we choose to use our common stock to pay the note, the conversion price will be the lesser of (i) $0.78 and (ii) 88% of the average of the 7 lowest closing prices during the 22 trading days prior to the date we give notice of payment. We make no payments under the note until November 1, 2002, at which time we will pay interest and one-ninth of the principal on the first business day of each calendar month and on the maturity date of July 1, 2003. However, Laurus has opted to delay the repayment of principal until no later than December 1, 2002. If the monthly payments are made in cash, the amount paid will be 105% of the monthly amount due. We granted Laurus a security interest in our assets.

We expect to record a debt discount as a result of the issuance of the warrant to Laurus of approximately $259,000, which amount will be charged to interest expense over the term of the convertible note using the effective yield method. Furthermore, upon the date of this prospectus, we expect to record an additional debt discount as a result of the beneficial conversion feature of approximately $283,000, which amount will be charged to interest expense at the date of issuance. The amount related to the beneficial conversion feature was determined by dividing the note proceeds allocated to the convertible security of approximately $1,241,000 by the number of shares into which the note is convertible. The resulting effective conversion price was then compared to the fair value of the Company's stock on the issuance date. The difference between the fair value of the stock and the effective conversion price was then multiplied by the number of shares the convertible security was convertible into at the date of issuance, taking into account the limitation on the number of shares that Laurus could convert at that time. If the number of issued and outstanding shares increases, additional expense will be recognized to reflect the increase in the number of shares that Laurus is able to acquire through conversion. The exemption relied upon was Rule 506 of Regulation D.

Laurus contractually agreed to restrict its ability to convert the convertible note and/or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion and/or exercise does not exceed 4.9% of the then issued and outstanding shares of our common stock. However, in the event we redeem the convertible note, default on the note, and other limited circumstances, the 4.9% limitation shall not apply.

We also agreed to file with the Securities and Exchange Commission, and have declared effective by November 25, 2002, a registration statement registering the resale of the shares of our common stock issuable to Laurus upon conversion or payment of the note and exercise of the warrant.

THE SELLING SECURITY HOLDER

One of our security holders may sell, from time to time, an estimated 4,146,154 shares of our common stock pursuant to this prospectus, including 300,000 shares of our common stock issuable upon the exercise of a warrant and an estimated 3,846,154 shares of our common stock (which represents 200% of the shares obtained upon conversion at the fixed conversion price of $0.78), and may be issued to the selling security holder upon either the conversion of a convertible note or issuance by us as payment of interest and/or principal of a convertible note. The table below identifies the selling security holder and indicates the number of shares that the selling security holder may sell pursuant to this prospectus.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NAME OF          NUMBER OF SHARES  NUMBER OF SHARES      PERCENT  OF CLASS OWNED
SELLING          OWNED PRIOR TO    OWNED AFTER OFFERING  AFTER OFFERING
SECURITY HOLDER  OFFERING
--------------------------------------------------------------------------------
Laurus Master    4,146,154(2)      0                     0
Fund, Ltd. (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Laurus Capital Management, L.L.C., a Delaware limited liability company, may be deemed a control person of the shares owned by Laurus Master Fund, Ltd. David Grin and Eugene Grin are the principals of Laurus Capital Management, L.L.C.

(2) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion or payment of the convertible note is subject to the future market price of our common stock, and could be materially less or more than the number estimated in the table. Furthermore, the selling stockholder has contractually agreed to restrict its ability to convert the convertible note or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

PLAN OF DISTRIBUTION

The selling security holder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holder may use any one or more of the following methods when selling shares:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
     o an exchange distribution in accordance with the rules of the applicable exchange;
     o    privately-negotiated transactions;
     o broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share; and
     o    a combination of any such methods of sale.

In the event sales are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which the prospectus forms a part. In such post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales. In addition, if any shares of common stock or warrants offered for sale pursuant to this prospectus are transferred, subsequent holders could not use this prospectus until a post-effective amendment is filed, naming such holders.

The selling security holder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling security holder may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling security holder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling security holder shall be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling security holder, but excluding brokerage commissions or underwriter discounts. We and the selling security holder have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters relating to the shares of common stock that may be offered pursuant to this prospectus have been passed upon for us by Loeffler Jonas & Tuggey LLP, counsel to the Company.

EXPERTS

The consolidated financial statements of the Billserv, Inc. appearing in the Annual Report (Form 10-K/A) for the year ended December 31, 2001 have been audited by Ernst & Young, LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements referred to above are incorporated herein by reference in reliance upon such report given on authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available on the SEC's Website at "http://www.sec.gov."

The SEC allows us to "incorporate by reference" information from other documents that we file with them, which means that we can disclose important information by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the sale of all the shares covered by this prospectus:

     o Annual Report on Form 10-K for the year ended December 31, 2001, filed on April 1, 2002; and as amended and filed on November 18, 2002.
     o Quarterly Report on Form 10-Q for the three months ended September 30, 2002, filed on November 14, 2002;
     o    Definitive Proxy Statement or Schedule 14A filed April 12, 2002; and
     o Our Current Report on Form 8-K dated July 25, 2002, filed on August 1, 2002.

You may request a copy of these or any other filings, at no cost, by writing or telephoning us using the following contact information:

                                 Billserv, Inc.
                            Attn: Investor Relations
                       211 North Loop 1604 East, Suite 200
                            San Antonio, Texas 78232
                                  210.402.5000

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses in connection with the offering of the shares will be borne by the registrant and are estimated as follows:

         SEC Registration Fee.................................  $  364.63
         Legal fees and expenses..............................   2,500.00
         Accounting fees and expenses.........................   2,500.00
                                                                ---------
         Total................................................  $5,364.63

     (1) Pursuant to Rule 457(c) promulgated by the Commission under the Securities Act, the registration fee was calculated based upon the average of the high and low price per share of the Company's common stock, as reported by the NASDAQ National Market, on August 7, 2002.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

The Company has agreed to indemnify Laurus, its officers, directors and constituent partners, if any, and each person controlling (within the meaning of the Securities Act) Laurus, against all claims, losses, damages or liabilities (or actions in respect thereof) suffered or incurred by any of them, to the extent such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or any related registration statement incident to this Registration, or any omission (or alleged omission) to state therein a material fact required to be stated herein or necessary to make the statements herein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to actions or inaction required of the Company in connection with any such Registration. The Company has agreed to reimburse each selling stockholder, its officers, directors and constituent partners, if any, and each person who controls Laurus, for any reasonable, documented legal and other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action.

Laurus has agreed to indemnify the Company, each of its directors and officers, each placement agent and underwriter, if any, of the Company's securities covered by this Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) suffered or incurred by any of them and arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in this Registration Statement or related prospectus, or any omission (or alleged omission) to state herein a material fact required to be stated herein or necessary to make the statements herein not misleading, but solely to the extent that either of the foregoing occurs in reliance upon and conformity with information provided by Laurus expressly for use in connection with any such Registration, or any violation by Laurus of any rule or regulation promulgated under the Securities Act applicable to Laurus and relating to actions or inaction required of Laurus in connection with any such Registration and will reimburse the Company, such directors, officers, partners, persons, placement agent, underwriters and controlling persons for any reasonable, documented legal and other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action.

ITEM 16. EXHIBITS

See Exhibit Index immediately following the signature page hereof.

ITEM 17. UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on this 14th day of November, 2002.

                                        Billserv, Inc.


                                        By: /s/ Terri A. Hunter
                                        ----------------------------------------
                                        Terri A. Hunter
                                        Director, Executive Vice President,
                                        Chief Financial Officer and
                                        Principal Accounting Officer

                                POWER OF ATTORNEY

We, the undersigned officers and directors of Billserv, Inc., hereby severally constitute and appoint Michael R. Long and Louis A. Hoch, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-3 (including any Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of November 14th, 2002.

SIGNATURE                                 TITLE

/s/ Michael R. Long                       Chairman of the Board and Chief
------------------------------------      Executive Officer
Michael R. Long


/s/ Louis A. Hoch                         Director, President and Chief
------------------------------------      Operating Officer
Louis A. Hoch


/s/ Terri A. Hunter                       Director, Executive Vice President,
------------------------------------      Chief Financial Officer and
Terri A. Hunter                           Principal Accounting Officer


/s/ Anthony L. Diamond                    Senior Vice President and Chief
------------------------------------      Marketing Officer
Anthony L. Diamond


/s/ Marshall N. Millard                   Secretary, Senior Vice President
------------------------------------      and General Counsel
Marshall N. Millard


/s/ E. Scott Crist                        Director
------------------------------------
E. Scott Crist


/s/ Peter G. Kirby                        Director
------------------------------------
Peter G. Kirby


/s/ Richard B. Bergman                    Director
------------------------------------
Richard B. Bergman


/s/ Mitchell D. Hovendick                 Director
------------------------------------
Mitchell D. Hovendick

EXHIBIT INDEX

EXHIBIT
NO.                        DESCRIPTION

5.1  Opinion of Loeffler, Jonas & Tuggey LLP. Filed herewith.

23.1 Consent of Ernst & Young, LLP, independent auditors to the registrant. Filed herewith.

23.2 Consent of Loeffler, Jonas & Tuggey LLP (contained in Exhibit 5.1).

24.1 Power of Attorney (included on the signature page of this Registration Statement).

99.1 Certification of Chief Executive Officer

99.2 Certification of Chief Financial Officer